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                                                                       EXHIBIT 5


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NABORS CORPORATE                                      515 West Greens Road
SERVICES, INC.                                        Suite 1200
                                                      Houston, Texas  77067-4525
                                                      281-874-0035
                                                      281-775-8431


                                November 29, 1999


Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         Nabors Industries, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The registration statement relates to the registration by the Company of an aggregate of 143,269 shares of common stock, par value $.10 per share, of the Company (the "Shares") issuable upon exercise of stock options granted or to be granted under the Nabors Industries, Inc. 1999 Pool Employee/Director Option Exchange Plan (the "Plan").

         In this regard I have examined originals or copies authenticated to my satisfaction the Company's Restated Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or certified copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, I am of the opinion that the Shares to be issued in accordance with the terms of the Plan have been duly and validly authorized for issuance or sale, and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required by the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ KATHERINE P. ELLIS
                                                   -----------------------------
                                                   Katherine P. Ellis
                                                   Senior Counsel